Exhibit 99.1

Allied Healthcare Products, Inc. Receives Nasdaq Deficiency Notice

St. Louis, Missouri, November 28, 2022 - Allied Healthcare Products, Inc. (the “Company”) today announced that on November 23, 2022 it received written notice from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that, as a result of its delay in filing its Form 10-Q for the quarter ended September 30, 2022 it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). The Company has a period of 60 days from its receipt of the notice to submit a plan to regain compliance with the Nasdaq Listing Rules.

About the Company

Allied Healthcare Products, Inc. manufactures a variety of respiratory products used in the health care industry in a wide range of hospital and alternate site settings, including sub-acute care facilities, home health care and emergency medical care. The Company’s product lines include respiratory care products, medical gas equipment and emergency medical products.

Contact

Daniel C. Dunn

Chief Financial Officer

314-771-2400